EXHIBIT 10.16
CONFIDENTIAL SEPARATION AGREEMENT
AND GENERAL RELEASE OF CLAIMS
     THIS CONFIDENTIAL SEPARATION AGREEMENT AND GENERAL RELEASE OF CLAIMS (“Agreement”) is entered into by and between Jeannine Smith (“Employee”) and Shutterfly, Inc. (the “Company”). This Agreement will become effective on the eighth day after it is signed by Employee (the “Effective Date”), provided that Employee has not revoked this Agreement (by written notice to Patricia Schoof, Vice President, Human Resources at the Company) prior to that date.
RECITALS
     A. Employee is employed by the Company as its Senior Vice President, Operations. The Company and Employee have agreed to terminate the employment relationship.
     B. It is the Company’s desire to provide Employee with certain benefits that she would not otherwise be entitled to receive upon her termination of employment and to resolve any claims that she has or may have against the Company.
     Accordingly, in consideration of the terms, conditions and covenants contained herein, the parties agree as follows:
1. Termination of Employment; Transition Period. Company hereby terminates Employee’s employment relationship with the Company effective as of the earlier of (a) June 8, 2007, or (b) the date she is employed by another employer or is engaged to provide consulting services (the “Termination Date”) subject to the provisions of this paragraph. During the period following the date of this Agreement and up to the Termination Date (the “Transition Period”), Employee will provide transition services to the Company as requested by the Company. Such services will generally be provided on-site at the Company and on a regular, full-time basis pursuant to a transition plan established by the Company. However, Employee may provide such services from home with the prior approval of the Company. In the event Employee becomes employed (in any capacity and on any basis) during the Transition Period, she must notify the Company and the Termination Date will be as of the date of such notice.
2. Vacation. As of the Termination Date, Employee will be paid all wages and accrued, unused paid time off that Employee earned during her employment with the Company through the Termination Date. Employee shall provide necessary PTO forms for any planned vacation during the Transition Period.
3. Release.
     In consideration of remaining an employee of the Company during the Transition Period, Employee and her successors and assigns fully release the Company and its related entities, past and present affiliates, stockholders, investors, directors, officers, employees, agents, attorneys, insurers, legal successors and assigns (the “Released Parties”) of and from any and all claims, liabilities, obligations, demands, actions and causes of action, whether now known or unknown, that Employee now has, or at any other time had, or shall or may have against those Released Parties based upon or arising out of any matter, cause, fact, thing, act or omission whatsoever occurring or existing at any time up to and including the Termination Date.
     This release includes specifically but not exclusively and without limiting the generality of the foregoing, any claims of breach of contract, wrongful termination, retaliation, fraud, defamation, infliction of emotional distress or national origin, race, age, sex, sexual orientation, disability or other discrimination or harassment under the Civil Rights Act of 1964, the Age Discrimination In Employment Act of 1967, as amended, the Older Workers Benefit Protection Act, the Americans with Disabilities Act, the Fair Employment and Housing Act or any other applicable law. However, this Release is not intended to bar any claims that, by statute, may not be waived, such as claims for workers’ compensation benefits, unemployment insurance benefits, and any challenges to the validity of Employee’s release of claims under the Age Discrimination in Employment Act of 1967, as amended, as set forth in this Agreement.
     Employee acknowledges that she has read section 1542 of the Civil Code of the State of California, which states in full:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW
OR SUSPECT TO EXIST IN her FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH
IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED her SETTLEMENT WITH THE
DEBTOR.
Notwithstanding Section 1542, Employee agrees that this Agreement shall act as a release of all past and future claims that may arise from or related to her employment or termination from employment with the Company, whether such claims are currently known or unknown, foreseen or unforeseen, contingent or absolute. Employee intentionally and specifically waives any rights she may have under the provisions of Section 1542, as well as under any other statutes or common law principles of similar effect, and assumes full responsibility for any injuries, damages, losses or liabilities that she may hereafter incur with respect to such claims.
     As additional consideration for the compensation and benefits described in this Agreement, Employee agrees that she will affirm and extend this Release of Claims for the Transition Period by re-signing this Agreement in the space at the end of the Agreement on or shortly before the Termination Date.
4. No Assignment or Transfer. Employee represents and warrants that there has been no assignment or other transfer of any interest in any claim that she may have against the Company and agrees to indemnify and hold the Company harmless from any liabilities, claims, demands, damages, costs, expenses and attorneys’ fees incurred by the Company as a result of any assertion of assignment or transfer.
5. Review / Rescind Period.
     (a) This Agreement shall not become effective or enforceable until the eighth day after Employee signs this Agreement. In other words, Employee may revoke Employee’s acceptance of this Agreement within seven (7) days after the date Employee signs it. Employee’s revocation must be in writing and received by Patricia School, Vice President, Human Resources at the Company by 5:00 p.m. Pacific Time on the seventh day in order to be effective. If Employee does not revoke acceptance within the seven (7) day period, Employee’s acceptance of this Agreement shall become binding and enforceable on the Effective Date.
     (b) Employee acknowledges and agrees that (i) Employee has read and understands the terms of this Agreement; (ii) Employee has been advised in writing to consult with an attorney before executing this Agreement; (iii) that Employee has obtained and considered such legal counsel as Employee deems necessary; (iv) that Employee has been given up to twenty-one (21) days to consider whether or not to enter into this Agreement (although Employee may elect not to use the full 21-day period at Employee’s option); and (v) that by signing this Agreement, Employee acknowledges that Employee does so freely, knowingly, and voluntarily.
6. Confidentiality.
     (a) Employee acknowledges and agrees that she shall continue to be bound by and comply with the terms of any proprietary rights, assignment of inventions and/or confidentiality agreements between the Company and Employee. On or before the Termination Date, Employee will return to the Company, in good working condition, all Company property and equipment that is in Employee’s possession or control, including, but not limited to, any files, records, computers, computer equipment, cell phones, credit cards, keys, programs, manuals, business plans, financial records, and all documents (and any copies thereof) that Employee prepared or received in the course of her employment with the Company.
     (b) Employee agrees that she shall not directly or indirectly disclose any of the terms of this Agreement to anyone other than her immediate family or counsel, except as such disclosure may be required for accounting or tax reporting purposes or as otherwise may be required by law. Employee further agrees that she will not, at any time in the future, make any critical or disparaging statements about the Company, its products, services or its employees, unless such statements are made truthfully in response to a subpoena or other legal process. The Company also agrees that it will not, at any time in the future, make any critical or disparaging statements about the Employee, unless such statements are made truthfully in response to a subpoena or other legal process.
7. No Pursuit of or Joinder in Claims. Employee agrees that if she commences, joins in or in any manner seeks relief through any lawsuit arising out of, based upon, or related to any claim released hereunder, she shall pay to Company, in addition to any other damages caused to the Company thereby, all attorneys’ fees incurred by the Company in defending or otherwise responding to such suit or claim.
8. Nonsolicitation of Employees and Customers. Employee agrees that for a period of one (1) year following the Termination Date, she will not, either on her own behalf or on behalf of another person or entity, by using or disclosing the trade secrets or confidential, proprietary, or business information of Company: (a) directly or indirectly solicit or take away employees, independent contractors or consultants of Company for the purpose of hiring them; or (b) directly or indirectly solicit or take away suppliers or customers of Company if the identity of the supplier or customer, or information about the supplier or customer relationship, is a trade secret or is otherwise deemed confidential information within the meaning of applicable law. Notwithstanding the foregoing, nothing prevents Employee from soliciting business from any supplier or customer of Company that is unrelated to the business conducted by Company.
9. Attorney’s Fees. In the event of any legal action relating to or arising out of this Agreement, the prevailing party shall be entitled to recover from the losing party its attorneys’ fees and costs incurred in that action.
10. No Admission of Liability. Employee and the Company understand and acknowledge that this Agreement constitutes a compromise and settlement of disputed claims. No action taken by the parties hereto, or either of them, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of truth or falsity of any claims heretofore made or (b) an acknowledgement or admission by either Party of any fault or liability whatsoever to the other party or to any third party.
11. Consult with Attorney. Each party represents that it has been advised of its right to consult with an attorney and to seek legal representation of its choosing in the execution of this Agreement, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.
12. Miscellaneous. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations and agreements, whether written or oral, with the exception of any stock option agreements between the parties and any agreements described in paragraph 5(a). This Agreement may be modified or amended only with the written consent of Employee and an authorized officer of the Company, provided, however, that the Company may amend or modify this Agreement in order to comply with the provisions of Section 409A of the Internal Revenue Code, to the extent applicable. No oral waiver, amendment or modification will be effective under any circumstances whatsoever.
EMPLOYEE UNDERSTANDS THAT SHE SHOULD CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT AND THAT SHE IS GIVING UP ANY LEGAL CLAIMS SHE HAS AGAINST THE PARTIES RELEASED ABOVE BY SIGNING THIS AGREEMENT. EMPLOYEE ACKNOWLEDGES THAT SHE IS SIGNING THIS AGREEMENT KNOWINGLY, WILLINGLY AND VOLUNTARILY IN EXCHANGE FOR THE BENEFITS DESCRIBED HEREIN.

Dated: January 23, 2007	/s/ Jeannine Smith

Jeannine Smith

SHUTTERFLY, INC.

	By:	/s/ Jeff Housenbold

Dated: January , 2007		Jeff Housenbold
President & CEO

By re-signing this Agreement on or shortly before the Termination Date, Employee hereby extends the Release of Claims set forth in paragraph 3 above to include any claims arising through and including the Termination Date.

Dated: , 2007

Jeannine Smith